EXHIBIT 10.3

                            SHARE EXCHANGE AGREEMENT

This Agreement to Purchase (the "Agreement") is entered into this 31 day of October, 2007 by and between Emerging Markets Holdings Inc., a Florida corporation (the "Company"), and Injury & Accident Clinic Inc, a Florida Corporation and/or its nominees (hereinafter referred to as "Purchaser").

The Stockholders of Purchaser ("Stockholders") wish to acquire 54% of the outstanding shares of the Company by way of a Share Exchange whereby the Stockholders will acquire controlling interest in the Company, following which the Purchaser will become a wholly-owned subsidiary of the Company.

THE PARTIES AGREE AS FOLLOWS:

1. Purchase of Shares. Subject to the terms and conditions set forth herein, and that the Company has a fully diluted, issued and outstanding share capital of 5,000,000 common shares, the Stockholders will acquire from the stockholder of the Company ("Sellers") a total of 1,800,000 common shares of the Company's common stock, par value $.001 per share. The Company will issue a Board Resolution as to issuing additional 2,000,000 shares to the Purchaser upon the execution of the present agreement bringing the total and outstanding shares of the Company to 7,000,000 shares. The aggregate shares to be purchased by Purchaser from Sellers shall be referred to herein as the "Shares."

         The Stockholders shall deliver to the Company 54% of the outstanding shares to Purchaser in exchange for 100% of the total and outstanding shares of the Purchaser. The transaction shall constitute a reverse change of control.

         The list of Sellers is attached hereto as Exhibit A, and the list of Stockholders is attached hereto as Exhibit B.

2. Representations and Warranties of Sellers. The Company represents and warrants to Purchaser as follows:

         (a) All Shares being delivered are free and clear of all claims, liens, and encumbrances. All such Shares have been duly and validly issued and are fully paid and non-assessable;

         (b) Neither the execution of this Agreement nor the consummation by Sellers or the Company of the transactions contemplated hereby will constitute a violation of, conflict with or constitute a default under any contract, commitment, agreement, understanding or restriction of any kind to which the Company or any Seller is bound;

         (c) That no person has any agreement or option or a right for the purchase of any of the Shares;

         (d) That no person holds any option, warrant, or other security of any nature which is convertible into one or more shares in the capital stock of the Company; and that no person is entitled to require the Company to allot or to issue any of the unallotted or unissued shares in the capital stock of the Company or to require any Sellers or the Company to deal or refrain from dealing with any such uncalled or unissued shares in any way.

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         (e)  That on the date of the completion of the transfer of Shares pursuant to this Agreement there will be no shareholders' agreements or other agreements.

         (f) The Company has no outstanding or contingent liabilities and will incur no liabilities from the date hereof until the completion of transfer of Shares pursuant to this Agreement.

3.       Representations of Purchaser. Purchaser warrants to Sellers as follows:

         (a) Purchaser is the representative of a group of individual purchasers of the Shares and is unrelated to the other purchasers in this transaction;

         (b) This Agreement is a valid and binding agreement of each purchaser and enforceable against each purchaser;

4. Shares Delivered. Sellers shall deliver 3,800,000 common shares pursuant to this Agreement.

5. The Closing. Sellers shall deliver to Purchaser the Shares to be transferred to Stockholders, certificates duly endorsed for transfer and Medallion guaranteed.

         Conditions precedent to the obligations of Purchaser. The obligation of Purchaser to complete the transaction herein contemplated is subject to the fulfillment of each of the following conditions at the times stipulated:

         (a) that the representations and warranties contained in Article 2 above shall be true and correct in all material respects at the closing except as may be in writing disclosed to and approved by Purchaser;

         (b) that prior to the closing, the Company shall not have experienced any event or condition or have taken any action of any character adversely affecting the assets or the undertaking of the Company so as materially to reduce the value of the Shares to Purchaser;

         (c) that from the date of this Agreement up to the Closing Date, Purchaser and its authorized representatives will be afforded full access during normal business hours to all assets, books, contracts, commitments, records of the Company and will be furnished with such copies (certified if requested) thereof and other information as Purchaser may reasonably request;

         The foregoing conditions of this Article are inserted for the exclusive benefit of the Purchaser and may be waived by Purchase by notice in whole or in part at any time prior to the closing. Any condition so waived shall be deemed to have been fulfilled on the date of such notice.

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6.       Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by Purchaser and the Company.


7. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

8. Agreement Binding. This Agreement shall be binding upon successors and assigns of the parties hereto.

9. Attorneys Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or any appeal there from, it is agreed that the prevailing party shall be entitled to reasonable attorneys' fees to be fixed by the arbitrator, trial court and/or appellate court.

10. Governing Law. The parties agree that any litigation relating directly or indirectly to this Agreement must be brought before and determined by a court of competent jurisdiction within the State of Nevada,

11. Arbitration Legal Proceedings and Venue. The parties will attempt through good faith negotiation to resolve their disputes. The term "disputes" includes, without limitation, any disagreements between the parties concerning the existence, formation and interpretation of this Agreement and their obligations there under. If the parties hereto are unable to resolve their disputes by negotiation, they shall attempt to resolve their disputes through modification. If mediation proves unsuccessful, either party may commence arbitration by sending a written notice of arbitration to the other party. The notice will state the dispute with particularity. As part of the arbitrators' decision, the arbitrator may allocate the cost of arbitration, including fees of attorneys and experts, as the arbitrator deems fair and equitable in light of all relevant circumstances. The arbitration hearing shall be commenced thirty (30) days following the date of delivery of notice of arbitration to the other party, or as soon thereafter as set by the arbitrator(s).

12. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or achieve the purpose of this Agreement.

13. Confidentiality. The parties shall keep this Agreement and its terms confidential. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to, financial records, surveys, reports, plans, proposals, financial information, personnel contracts, stock ownership, liabilities and litigation.

14. Costs, Expenses and Legal Fees. Whether or not the transactions hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees).

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15.      Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, for purposes of this Agreement, facsimile signatures shall be treated as originals until such a time that applicable pages bearing non facsimile signatures are obtained from the relevant party or parties.


IN WITNESS WHEREOF, the parties have set their hands this ___ day of October, 2007.

Emerging Markets Holdings, Inc.


 Per:    /s/ Serguei Melnick
         --------------------------------------------

         Authorized Signatory


Print:
         --------------------------------------------

         Serguei Melnik, President and CEO
         Address:




         --------------------------------------------

         --------------------------------------------


Injury & Accident Clinic, Inc.


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 Per:    /s/ Christine Nguyen
         --------------------------------------------

         Authorized Signatory


Print:
         --------------------------------------------

         Christine Nguyen, President and CEO
         Address:



                       136 E. Colonial Dr.
         --------------------------------------------

                       Orlando, FL. 32801
         --------------------------------------------


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